Exhibit 99.2

FOR IMMEDIATE RELEASE

MAY 7, 2015

Contact:	Jill McMillan, Vice President of Communications and Investor Relations
Phone: (214) 721-9271
Jill.McMillan@enlink.com

ENLINK MIDSTREAM ANNOUNCES PRICING OF

$900 MILLION OF SENIOR NOTES

DALLAS, May 7, 2015 — EnLink Midstream Partners, LP (NYSE: ENLK) (the Partnership) today announced the pricing of $750 million aggregate principal amount of its 4.150% senior notes due 2025 and $150 million aggregate principal amount of its 5.050% senior notes due 2045 (the “2045 Notes”), at prices to the public of 99.827% and 96.381%, respectively, of their face value. The 2045 Notes are being offered as an additional issue of the Partnership’s outstanding 5.050% Senior Notes due 2045, issued in an aggregate principal amount of $300.0 million on November 12, 2014. The 2045 Notes and the notes issued on November 12, 2014 will be treated as a single class of debt securities and will have identical terms, other than the issue date.  The sale of the senior notes is expected to settle on May 12, 2015, subject to customary closing conditions.  EnLink Midstream intends to use the net proceeds of approximately $886.8 million from this offering to repay outstanding borrowings under its revolving credit facility and for capital expenditures and general partnership purposes.

Barclays, BofA Merrill Lynch and Deutsche Bank Securities are acting as representatives and joint book-running managers for the offering.  A copy of the preliminary prospectus supplement and base prospectus relating to the offering may be obtained from the following addresses:

Barclays Capital Inc., c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY  11717

Attention: Capital Markets Group

Phone: 1-888-603-5847

Email: Barclaysprospectus@broadridge.com

Merrill Lynch, Pierce, Fenner & Smith Incorporated

222 Broadway, 11th Floor

New York, NY  10038

Attn: Prospectus Department

Toll-free: 1-800-294-1322

Email: dg.prospectus_requests@baml.com

Deutsche Bank Securities Inc.

Attention: Prospectus Group

60 Wall Street

New York, New York  10005-2836

Phone: 1-800-503-4611

Email: prospectus.cpdg@db.com

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

The senior notes are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may be made only by means of the preliminary prospectus supplement and accompanying base prospectus.

About the EnLink Midstream Companies

EnLink Midstream is a leading, integrated midstream company with a diverse geographic footprint and a strong financial foundation, delivering tailored customer solutions for sustainable growth. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include over 9,100 miles of gathering and transportation pipelines, 16 processing plants with 3.6 billion cubic feet per day of processing capacity, seven fractionators with 280,000 barrels per day of fractionation capacity, as well as barge and rail terminals, product storage facilities, purchase and marketing capabilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements within the meaning of the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the offering. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in EnLink Midstream’s filings with the Securities and Exchange Commission. EnLink Midstream has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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